POWER OF ATTORNEY

      The undersigned hereby constitutes and appoints Larry E. Sanford, Steven F. Kaplan, Michael A. Zawalski, and Barbara L. Allen, and each of them without the others, his true and lawful attorney-in-fact and agent with full power of substitution, for him to sign Registration Statements and any amendments thereto, whether on Form S-8 for the 1996 Stock Option Plan and any amendments thereto, or otherwise, and to file the same with all exhibits, and any amendments thereto, and other related documents with the Securities and Exchange Commission, granting to said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, and ratifies and confirms all that said attorney-in-fact and agent may lawfully do or cause to be done with respect to the filings.

Dated as of 28th day of March, 1997.

/s/  Lawrence M. Jones           /s/ William H. Spoor
________________________         _________________________
Lawrence M. Jones                William H. Spoor

/s/ Ronald O. Perelman           /s/  Robert S. Miller
________________________         ________________________
Ronald O. Perelman               Robert S. Miller

/s/  Donald G. Drapkin           /s/  Jordan L. Haines
________________________         _________________________
Donald G. Drapkin                Jordan L. Haines

/s/  Jerry W. Levin              /s/  Robert J. Lanigan
________________________         _________________________
Jerry W. Levin                   Robert J. Lanigan

/s/  Bruce Slovin
________________________
Bruce Slovin

/s/  John A. Moran
________________________
John A. Moran